SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2008 (Date of Report)

(Date of Earliest Event Reported)

INSIGHTFUL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-020992	04-2842217
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Westlake Ave N, Suite 500, Seattle, WA 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 802-2365

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2008, Insightful Corporation (“Insightful”), TIBCO Software Inc. (“TIBCO”) and Mineral Acquisition Corporation, a wholly owned subsidiary of TIBCO (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which Acquisition Sub will be merged with and into Insightful, with Insightful surviving the merger as a wholly owned subsidiary of TIBCO (the “Merger”). The consummation of the Merger is subject to the conditions set forth in the Merger Agreement, including approval of the Merger Agreement by Insightful’s stockholders, the requirement that less than 10% of Insightful’s issued and outstanding shares exercise their appraisal rights under the Delaware General Corporation Law and other customary closing conditions.

At the effective time of the Merger, each outstanding share of Insightful common stock will be converted into the right to receive an amount in cash equal to $1.87 per share (the “Price-Per-Share”). In connection with the Merger, TIBCO will assume all issued and outstanding options to purchase Insightful common stock granted pursuant to the Insightful Amended and Restated 2001 Stock Option and Incentive Plan and all other outstanding options to purchase shares of Insightful common stock shall be (a) cancelled at the time of the Merger if such option has an exercise price equal to or greater than the Price-Per-Share or (b) entitled to receive for each such option a cash payment equal to (i) the amount by which the Price-Per-Share exceeds the per share exercise price for the option multiplied by (ii) the number of shares subject to such option if such option has an exercise price less than the Price-Per-Share.

The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approvals of Insightful’s stockholders, restricting the solicitation of competing acquisition proposals by Insightful and Insightful’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger. The Merger Agreement also provides for the payment of a termination fee of $1,250,000 to TIBCO in specified circumstances in connection with the termination of the Merger Agreement.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Insightful. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified in certain instances by confidential disclosure schedules delivered to TIBCO in connection with the signing of the Merger Agreement, (ii) are subject to a materiality standard that may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Insightful’s public disclosures.

Concurrently with the execution of the Merger, Insightful’s directors, certain of its executive officers and Samuel Meshberg, the former Chairman of Insightful’s Board of Directors have entered into voting agreements with TIBCO and have agreed, in their capacity as stockholders of Insightful, to vote shares of Insightful common stock held by them (which in the aggregate represent approximately 22% of the outstanding shares of Insightful as of the date hereof) in favor of the Merger and against any proposal made in opposition to the Merger.

The foregoing descriptions of the Merger, the Merger Agreement and the Voting Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement, filed as Exhibit 2.1 hereto, and the Voting Agreements, filed as Exhibits 99.1 and 99.2 hereto, and are incorporated herein by reference.

A copy of Insightful’s press release dated June 19, 2008 announcing the Merger is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Securities Law Disclosure

Insightful intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the Merger. The proxy statement will be mailed to the stockholders of Insightful. Before making any voting or investment decision with respect to the Merger, investors and stockholders of Insightful are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Merger, Insightful and TIBCO. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Insightful at Insightful’s corporate website at www.insightful.com (under Investors).

Insightful and its officers and directors may be deemed to be participants in the solicitation of proxies from Insightful stockholders with respect to the acquisition. A description of any interests that these officers and directors have in the acquisition will be available in the proxy statement. Information concerning Insightful’s directors and executive officers will be set forth in Insightful’s proxy statement for its 2008 annual meeting of stockholders. These documents are available free of charge at the SEC’s web site at www.sec.gov or at Insightful’s corporate website at www.insightful.com (under Investors).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 18, 2008, by and among TIBCO Software Inc., Insightful Corporation and Mineral Acquisition Corporation.

99.1	Voting Agreement, dated as of June 18, 2008, by and between TIBCO Software Inc. and each of Sachin Chawla, Mark C. Ozur, Ron M. Stevens, Jeffrey E. Coombs and Richard Barber.

99.2	Voting Agreement, dated as of June 18, 2008, by and between TIBCO Software Inc. and Samuel P. Meshberg.

99.3	Press Release of Insightful Corporation dated June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHTFUL CORPORATION

Date: June 19, 2008	By:	/s/ Richard P. Barber
	Name:	Richard P. Barber
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 18, 2008, by and among TIBCO Software Inc., Insightful Corporation and Mineral Acquisition Corporation.

99.1	Voting Agreement, dated as of June 18, 2008, by and between TIBCO Software Inc. and each of Sachin Chawla, Mark C. Ozur, Ron M. Stevens, Jeffrey E. Coombs and Richard P. Barber.

99.2	Voting Agreement, dated as of June 18, 2008, by and between TIBCO Software Inc. and Samuel Meshberg.

99.3	Press Release of Insightful Corporation dated June 19, 2008.